EXHIBIT 99.4

FINANCIAL STATEMENTS OF STEEL PARTNERS II LIQUIDATING SERIES TRUST

Report of Independent Certified Public Accountants

Statement of Net Assets as of December 31, 2010

Condensed Schedule of Investments of December 31, 2010

Statement of Operations for the year ended December 31, 2010

Statement of Changes in Net Assets the year ended December 31, 2010

Statement of Cash Flows the year ended December 31, 2010

Notes to Financial Statements

Report of Independent Certified Public Accountants

Statement of Net Assets as of December 31, 2011

Condensed Schedule of Investments of December 31, 2011

Statement of Operations for the year ended December 31, 2011

Statement of Changes in Net Assets the year ended December 31, 2011

Statement of Cash Flows for the year ended December 31, 2011

Notes to Financial Statements

Report of Independent Certified Public Accountants

Statement of Net Assets as of December 31, 2012

Condensed Schedule of Investments of December 31, 2012

Statement of Operations for the year ended December 31, 2012

Statement of Changes in Net Assets for the year ended December 31, 2012

Statement of Cash Flows for the year December 31, 2012

Notes to Financial Statements

FINANCIAL STATEMENTS AND
REPORT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

 STEEL PARTNERS II LIQUIDATING SERIES TRUST

December 31, 2010

C O N T E N T S

Report of the Independent Certified Public Accountants

Financial Statements

Statement of Net Assets

Condensed Schedule of Investments

Statement of Operations

Statement of Changes in Net Assets

Statement of Cash Flows

Notes to Financial Statements

REPORT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Trustees and the Beneficiaries of

Steel Partners II Liquidating Series Trust

We have audited the accompanying statement of net assets of Steel Partners II Liquidating Series Trust (the “Trust”), including the condensed schedule of investments, as of December 31, 2010, and the related statements of operations, changes in net assets and cash flows for the year ended December 31, 2010.  These financial statements are the responsibility of the Trust’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the  effectiveness of the Trust’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Steel Partners II Liquidating Series Trust as of December 31, 2010, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

New York, New York
May 10, 2011

Steel Partners II Liquidating Series Trust
Statement of Net Assets
December 31, 2010
(expressed in U.S. dollars)

ASSETS

	Series A	Series B	Series C	Series D	Series E	Series F	Series G	Series H	Series I	Total
Investments, at fair value (cost $143,430,688)	$—	$56,242,255	$—	$38,092,961	$—	$—	$26,052,733	$8,052,543	$70,144	$128,510,636
Cash and cash equivalents	9,335	1,184,910	30,143	1,206,188	36,006	—	381,771	9,807,324	1,670,664	14,326,341
Restricted cash	—	81,231	—	54,789	—	—	31,612	28,810	3,558	200,000
Total assets	$9,335	$57,508,396	$30,143	$39,353,938	$36,006	$—	$26,466,116	$17,888,677	$1,744,366	$143,036,977

LIABILITIES AND NET ASSETS

Accrued expenses and other liabilities	$9,335	$—	$30,143	$—	$36,006	$—	$—	$—	$—	$75,484
Total liabilities	9,335	—	30,143	—	36,006	—	—	—	—	75,484
Total net assets	$—	$57,508,396	$—	$39,353,938	$—	$—	$26,466,116	$17,888,677	$1,744,366	$142,961,493

The accompanying notes are an integral part of this statement.

Steel Partners II Liquidating Series Trust
Condensed Schedule of Investments
December 31, 2010
(expressed in U.S. dollars)

Shares	Series	Cost	Fair Value	Percentage of Net Assets
	Series B
	Common Stock - Insurance, Europe
377,818	Barbican Group Holdings Limited	$78,125	$—	—%
	Total	78,125	—	—
	Preferred Stock - Insurance, Europe
36,795,718	Barbican Group Holdings Limited	82,720,869	56,242,255	97.8
	Total	82,720,869	56,242,255	97.8
	Total investments, at fair value	$82,798,994	$56,242,255	97.8%
	Series D
	Common Stock - Restaurants, United States
72,236	F&H Acq Corp	$36,117,825	$38,092,961	96.8%
	Total	36,117,825	38,092,961	96.8
	Total investments, at fair value	$36,117,825	$38,092,961	96.8%
	Series G
	Limited Partnership - Asia
	Steel Partners China Access I LP	$13,450,054	$26,052,733	98.4%
	Total	13,450,054	26,052,733	98.4
	Total investments, at fair value	$13,450,054	$26,052,733	98.4%
	Series H
	Limited Partnership - Asia
	Steel Partners Japan Strategic Fund, L.P.	$3,895,212	$8,052,543	45.0%
	Total	3,895,212	8,052,543	45.0
	Total investments, at fair value	$3,895,212	$8,052,543	45.0%
	Series I
	Preferred Stock - United States
	Food - Miscellaneous/Diversified	$678,402	$49,177	2.8%
	Total Preferred Stock	678,402	49,177	2.8
	Debt - United States
	Other	4,890,201	20,967	1.2
	Total	4,890,201	20,967	1.2
	Other - United States
	Other	1,600,000	—	—
	Total	1,600,000	—	—
	Total investments, at fair value	$7,168,603	$70,144	4.0%

The accompanying notes are an integral part of this statement.

Steel Partners II Liquidating Series Trust
Statement of Operations
Year ended December 31, 2010
(expressed in U.S. dollars)

	Series A	Series B	Series C	Series D	Series E	Series F	Series G	Series H	Series I	Total
Net realized and unrealized gain (loss) from investment transactions
Realized gain (loss) from investments and foreign currency translation	$164,569	$—	$—	$—	$835,431	$—	$—	$—	$—	$1,000,000
Change in unrealized gain (loss) from investments and foreign currency translation	—	(8,785,645)	—	5,075,911	—	—	(649,051)	(5,673,614)	19,442	(10,012,957)
Realized gain (loss) - other	—	—	—	—	—	—	—	22,349	—	22,349
Total net realized and unrealized gain (loss) from investment transactions and foreign currency translation	164,569	(8,785,645)	—	5,075,911	835,431	—	(649,051)	(5,651,265)	19,442	(8,990,608)
Investment income
Interest	1,420,802	—	435,492	—	10,737,149	—	—	—	—	12,593,443
Total investment income	1,420,802	—	435,492	—	10,737,149	—	—	—	—	12,593,443
Expenses
Professional fees	123,496	27,503	61,976	19,333	536,852	—	18,959	14,667	43,236	846,022
Total expenses	123,496	27,503	61,976	19,333	536,852	—	18,959	14,667	43,236	846,022
Net investment income (loss)	1,297,306	(27,503)	373,516	(19,333)	10,200,297	—	(18,959)	(14,667)	(43,236)	11,747,421
Net income (loss)	$1,461,875	$(8,813,148)	$373,516	$5,056,578	$11,035,728	$—	$(668,010)	$(5,665,932)	$(23,794)	$2,756,813

The accompanying notes are an integral part of this statement.

Steel Partners II Liquidating Series Trust
Statement of Changes in Net Assets
Year ended December 31, 2010
(expressed in U.S. dollars)

	Series A	Series B	Series C	Series D	Series E	Series F	Series G	Series H	Series I	Total
Increase (decrease) in net assets from operations
Realized gain (loss) from investments and foreign currency translation	$164,569	$—	$—	$—	$835,431	$—	$—	$—	$—	$1,000,000
Change in unrealized gain (loss) from investments and foreign currency translation	—	(8,785,645)	—	5,075,911	—	—	(649,051)	(5,673,614)	19,442	(10,012,957)
Realized gain (loss) - other	—	—	—	—	—	—	—	22,349	—	22,349
Net investment income (loss)	1,297,306	(27,503)	373,516	(19,333)	10,200,297	—	(18,959)	(14,667)	(43,236)	11,747,421
Net increase (decrease) in net assets from operations	1,461,875	(8,813,148)	373,516	5,056,578	11,035,728	—	(668,010)	(5,665,932)	(23,794)	2,756,813
Increase (decrease) in net assets from capital transactions
Distributions	(14,491,688)	—	(23,615,979)	—	(67,855,516)	—	—	—	—	(105,963,183)
Net decrease in net assets from capital transactions	(14,491,688)	—	(23,615,979)	—	(67,855,516)	—	—	—	—	(105,963,183)
Net increase (decrease) in net assets	(13,029,813)	(8,813,148)	(23,242,463)	5,056,578	(56,819,788)	—	(668,010)	(5,665,932)	(23,794)	(103,206,370)
Net assets at the beginning of year	13,029,813	66,321,544	23,242,463	34,297,360	56,819,788	—	27,134,126	23,554,609	1,768,160	246,167,863
Net assets at the end of year	$—	$57,508,396	$—	$39,353,938	$—	$—	$26,466,116	$17,888,677	$1,744,366	$142,961,493
Cash flows from operating activities

The accompanying notes are an integral part of this statement.

Steel Partners II Liquidating Series Trust
Statement of Cash Flows
Year ended December 31, 2010
(expressed in U.S. dollars)

	Series A	Series B	Series C	Series D	Series E	Series F	Series G	Series H	Series I	Total
Cash flows from operating activities
Net income (loss) from operations	$1,461,875	$(8,813,148)	$373,516	$5,056,578	$11,035,728	$—	$(668,010)	$(5,665,932)	$(23,794)	$2,756,813
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Realized gain (loss) from investments and foreign currency translation	(164,569)	—	—	—	(835,431)	—	—	—	—	(1,000,000)
Change in unrealized gain (loss) from investment and foreign currency transactions	—	8,785,645	—	(5,075,911)	—	—	649,051	5,673,614	(19,442)	10,012,957
Proceeds/repayment of debt distribution from investment	987,232	—	22,766,561	—	5,012,618	—	—	8,625,400	—	37,391,811
Purchases, payment-in-kind	(1,728,732)	—	(981,602)	—	(11,555,285)	—	—	—	—	(14,265,619)
Changes in assets and liabilities
(Increase) decrease in operating assets
Interest receivable	307,946	—	546,116	—	818,166	—	—	—	—	1,672,228
Redemption receivable	—	—	—	—	—	—	—	800,964	—	800,964
Restricted cash	9,816	(28,030)	17,287	(16,190)	40,746	—	(13,042)	(9,729)	(858)	—
Increase (decrease) in operating liabilities Accrued expenses & other liabilities	9,335	—	30,143	—	36,006	(32,928)	—	—	—	42,556
Net cash provided by (used in) operating activities	882,903	(55,533)	22,752,021	(35,523)	4,552,548	(32,928)	(32,001)	9,424,317	(44,094)	37,411,710
Cash flows from financing activities
Capital distributions	(2,293,496)	—	(23,615,979)	—	(5,933,039)	(30,218,493)	(2,200,000)	—	—	(64,261,007)
Net cash (used in) financing activities	(2,293,496)	—	(23,615,979)	—	(5,933,039)	(30,218,493)	(2,200,000)	—	—	(64,261,007)
Net change in cash	(1,410,593)	(55,533)	(863,958)	(35,523)	(1,380,491)	(30,251,421)	(2,232,001)	9,424,317	(44,094)	(26,849,297)
Cash at December 31, 2009	1,419,928	1,240,443	894,101	1,241,711	1,416,497	30,251,421	2,613,772	383,007	1,714,758	41,175,638
Cash at December 31, 2010	$9,335	$1,184,910	$30,143	$1,206,188	$36,006	$—	$381,771	$9,807,324	$1,670,664	$14,326,341

The accompanying notes are an integral part of this statement.

Steel Partners II Liquidating Series Trust
Statement of Cash Flows (continued)
Year ended December 31, 2010
(expressed in U.S. dollars)

	Series A	Series B	Series C	Series D	Series E	Series F	Series G	Series H	Series I	Total
Noncash activities:
Noncash assets delivered in exchange *
Notes	$(12,419,494)	$—	$—	$—	$(63,683,396)	$—	$—	$—	$—	$(76,102,890)
Accrued interest	(404,669)	—	—	—	(1,417,791)	—	—	—	—	(1,822,460)
Total noncash assets delivered in exchange	$(12,824,163)	$—	$—	$—	$(65,101,187)	$—	$—	$—	$—	$(77,925,350)
Noncash assets received in exchange * Units (Notes & Warrants)	$12,001,500	$—	$—	$—	$60,924,000	$—	$—	$—	$—	$72,925,500
Total noncash assets received in exchange	$12,001,500	$—	$—	$—	$60,924,000	$—	$—	$—	$—	$72,925,500
Noncash assets distributed to beneficiaries*
Units (Notes & Warrants)	$12,001,500	$—	$—	$—	$60,924,000	$—	$—	$—	$—	$72,925,500
Accrued interest	196,692	—	—	—	998,477	—	—	—	—	1,195,169
Total noncash assets distributed to beneficiaries	$12,198,192	$—	$—	$—	$61,922,477	$—	$—	$—	$—	$74,120,669

* Exchange transaction with respect to Bairnco Corporation and Handy & Harman debt held by Series A and E, respectively and subsequent distribution to beneficiaries - see note E.

The accompanying notes are an integral part of this statement.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements
December 31, 2010
(expressed in U.S. dollars)

NOTE A - ORGANIZATION

Steel Partners II Liquidating Series Trust (the “Trust”), a Delaware statutory trust, was formed and commenced operations on July 15, 2009.  The purpose of the Trust is to effect the orderly liquidation of certain assets previously held by Steel Partners II, L.P. (“SPII”) in connection with the withdrawal of the limited partners of Steel Partners II (Onshore) L.P. (the “Onshore Fund”).

The Trust is divided into Series A through I (each a “Series”).  Each Series is separate and distinct with respect to its assets, liabilities and net assets.  Each individual Series has no liability or claim with respect to the liabilities or assets, respectively, of the other Series.  Each Series shares in the costs, assets and liabilities, if any, that are not specifically attributable to a particular Series.

Steel Partners II GP LLC is the liquidating trustee (the “Liquidating Trustee”).  CSC Trust Company of Delaware (“CSC”) is the Delaware trustee whose responsibilities are generally limited to providing certain services in connection with the administration of the Trust.  Steel Partners LLC is the investment manager of the Trust (the “Investment Manager”).  The Liquidating Trustee and the Investment Manager are under common control.

On July 15, 2009, SPII contributed $243,832,751 of non-cash assets and $39,235,001 of cash to the Trust and became the initial beneficiary of each Series.  In connection with the full withdrawal of the limited partners of the Onshore Fund on July 15, 2009, 56.25% of the beneficial interests of each Series were transferred to certain of the withdrawing limited partners, and SPII retained 43.75% of the beneficial interests of each Series.  SPII held certain assets of the Trust for the benefit of the Trust as its nominee until such assets could be assigned to the Trust.  As of December 31, 2009, SPII held no assets on behalf of the Trust.  The Investment Manager serves as the manager of SPII and its parent, Steel Partners Holdings L.P. (“SPH”).  SPII is a wholly owned subsidiary of SPH.

In December 2009 Series F was terminated.  In February 2010 Series C was terminated.  In December 2010 Series A and E were terminated.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  On June 3, 2009, the Financial Accounting Standards Board (“FASB”) approved the FASB Accounting Standards Codification (“ASC”) to provide a consistent reference for all authoritative nongovernmental US GAAP.  The Codification is effective for interim and annual periods ending after September 15, 2009.  The Codification replaces the historical standards-based referencing with a topic-based model organized by ASC number.  Subsequent authoritative US GAAP will be communicated via a new FASB document called an “Accounting Standards Update” (“ASU”).  The Trust is using the Accounting Standards Codification for all footnote disclosures included herein and where appropriate has indicated the FASB references that were applicable prior to the ASC.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2010
(expressed in U.S. dollars)

NOTE B (continued)

The following are the significant accounting policies adopted by the Trust:

Cash and Cash Equivalents and Restricted Cash

All cash and cash equivalents are maintained in money-market accounts held with an internationally recognized institutional fund.  Restricted cash collateralizes certain indemnification undertakings of the Trust to CSC and is maintained in money-market accounts held with an internationally recognized institutional fund.

Use of Estimates

The preparation of financial statements in accordance with US GAAP requires the Trust to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from the estimates and differences may be material.

Investments and Income

Transactions and related revenues and expenses are recorded on a trade-date basis.  Interest and dividend income are accrued as earned.

Taxation

The Trust is treated as a grantor trust for all federal, state and local tax purposes.  Accordingly, no provision for income taxes has been made since all items of gain, loss, income and expense are allocable to the beneficiaries for inclusion in their respective income tax returns.

In accordance with the FASB’s rules on Accounting for Uncertainty in Income Taxes, a tax position can be recognized in the financial statements only when it is more likely than not that the position will be sustained upon examination by the relevant taxing authority based on the technical merits of the position.  A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized upon settlement.  A liability is established for differences between positions taken in tax returns and amounts recognized in the financial statements.

As of December 31, 2010, the Trust has recorded no liability for net unrecognized tax benefits relating to uncertain income tax positions.  The Trust is not aware of any tax positions for which it is reasonably possible that the total amounts of the unrecognized tax benefits will significantly change in the next twelve months.

The Trust files grantor trust tax returns for federal and state purposes.  The statute of limitation remains open to examine the Trust’s tax returns filed for the short tax period ended December 31, 2009 and the year ended December 31, 2010.  To date, no examinations are in progress.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2010
(expressed in U.S. dollars)

NOTE B (continued)

Foreign Currency Translation

Assets and liabilities denominated in foreign currencies are translated into United States dollars at the exchange rates prevailing at the reporting date.  Foreign currency transactions are translated at the rate in effect at the date of the transaction.  Realized foreign exchange gains and losses arising from the sale of foreign currency investments (if any) are recorded within realized gain (loss) from investments and foreign currency translation included in the statement of operations.  Unrealized foreign exchange gains and losses arising from changes in the value of investments relating to changes in exchange rates are included within change in unrealized gain (loss) from investments and foreign currency translation in the statement of operations.  Realized gains (losses) in foreign currency transactions from the translation of assets and liabilities other than investments are included within realized gain (loss) - other in the statement of operations.

NOTE C - RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2010-6, “Improving Disclosures About Fair Value Measurements” (“ASU 2010-6”).  The guidance in ASU 2010-6 requires additional disclosures on transfers in and out of the Levels 1 and 2 fair value measurements in the fair value hierarchy and the reasons for the transfers.  In addition the guidance requires that Level 3 purchases, sales, issuances and settlements activity on the Level 3 reconciliation be presented on a gross basis rather than a net basis.  The new guidance also requires additional fair value measurement disclosures for each class of assets and liabilities; and, further disclosure on valuation techniques and inputs used to measure fair value for fair value measurements within Level 2 and Level 3.  ASU 2010-6 is effective for interim periods and annual periods beginning after December 15, 2009, except for the Level 3 reconciliation disclosures which are effective for fiscal years beginning after December 15, 2010.  The adoption of ASU 2010-6 is not expected to have a material impact on the Trust’s net assets or results of operation.

NOTE D - ALLOCATION OF NET INCOME OR LOSS

The net income or loss for each Series is allocated among the beneficiaries in proportion to their respective beneficial interests.

NOTE E - RELATED PARTY TRANSACTIONS

The Liquidating Trustee and the Investment Manager receive no compensation with respect to the services each provides to the Trust.  The Liquidating Trustee and the Investment Manager are reimbursed for any expenses incurred by or paid on behalf of the Trust and are reimbursed for all costs and expenses they incur in connection with the services they provide to the Trust.  The total for expenses paid by the Investment Manager on behalf of the Trust is $469,555 for the year ended December 31, 2010.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2010
(expressed in U.S. dollars)

NOTE E (continued)

The investments held by Series A and Series E consisted of debt securities of wholly-owned subsidiaries of Handy and Harman, Ltd. (“HNH”) (formerly known as WHX Corporation), a majority-owned subsidiary of SPH.  During the year ended December 31, 2010, Series A and E recorded interest income of $1,420,802 and $10,737,149 respectively, from these investments and is included in the statement of operations.  Based on the exchange, Series A and E recognized a realized gain of $164,569 and $835,431 respectively, from these investments and is included in the statement of operations.  On October 15, 2010, HNH, through a newly formed subsidiary, Handy & Harman Group Ltd. (“H&H Group”), refinanced substantially all of its indebtedness in a simplified lending structure principally with its existing lenders or their affiliates, including the Trust.  On October 15, 2010, H&H Group refinanced the prior indebtedness of Bairnco Corporation (“Bairnco”) held by Series A and Handy & Harman (“H&H”) held by Series E in accordance with the terms of an exchange agreement.  Pursuant to the exchange agreement with respect to the Bairnco indebtedness held by Series A, H&H Group made a $987,232 cash payment in partial satisfaction of prior indebtedness to Series A and exchanged the remainder of the prior obligations for units consisting of (a) $12,001,500 aggregate principal amount of 10% subordinated secured notes due 2017 (the “Subordinated Notes”) issued by H&H Group and (b) warrants (the “Warrants”) to purchase an aggregate of 246,990.87 shares of HNH common stock, with an aggregate fair value of $12,001,500. The Warrants have an exercise price of $11.00 per share and are exercisable beginning October 14, 2013.  The Subordinated Notes bear interest at a rate of 10%, 6% of which is payable in cash and 4% of which is payable in-kind.  The Subordinated Notes, together with any accrued and unpaid interest thereon is due on October 15, 2017.  Pursuant to the exchange agreement with respect to the H&H indebtedness held by Series E, H&H Group made a $5,012,618 cash payment in partial satisfaction of prior indebtedness to Series E and exchanged the remainder of the prior obligations for units consisting of (a) $60,924,000 aggregate principal amount the Subordinated Notes and (b) Warrants to purchase an aggregate of 1,253,815.92 shares of HNH common stock, with an aggregate fair value of $60,924,000.  On December 14, 2010, Series A and Series E distributed to their beneficiaries on a pro rata basis the Subordinated Notes of $12,001,500 and $60,924,000, respectively (together with accrued interest of $196,692 and $998,477, respectively) and the 246,990.87 and 1,253,815.92 Warrants, respectively, received as described above.  On December 29, 2010, Series A and Series E distributed to their beneficiaries on a pro rata basis $2,293,496 and $5,933,039 of cash, respectively.

Series C had an investment that consisted of a debt security of BNS Holding, Inc. (“BNS”), a majority- owned subsidiary of SPH.  During the year ended December 31, 2010, Series C recorded interest income of $435,492 on its investment and is included in the statement of operations.  On February 18, 2010 BNS repaid Series C the debt and outstanding interest in full.  In May 2010, $23,615,979 was distributed pro rata to the Series C beneficiaries.

The investment held by Series G is an investment in Steel Partners China Access I L.P., a limited partnership which is co-managed by certain affiliates of the Investment Manager.  During the year ended December 31, 2010, Series G recorded an unrealized loss of $649,035 on its investment and is included within change in unrealized gain (loss) from investments and foreign currency translation in the statement of operations.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2010
(expressed in U.S. dollars)

NOTE E (continued)

The investment held by Series H is an investment in Steel Partners Japan Strategic Fund, L.P. (“SPJ”), a limited partnership which is co-managed by certain affiliates of the Investment Manager.  During the year ended December 31, 2010, Series H recorded an unrealized loss of $5,673,614 on its investment and is included within change in unrealized gain (loss) from investments and foreign currency translation in the statement of operations.  On December 22, 2010, Series H received an $8,625,400 distribution from SPJ.  On March 22, 2011, $9,500,000 was distributed pro rata to the Series H beneficiaries.

Officers of the Investment Manager and employees of its affiliates hold executive level positions and/or board memberships in certain of the Trust’s investments.

NOTE F - INVESTMENTS AT FAIR VALUE

The Trust complies with ASC 820 (formerly SFAS No. 157) “Fair Value Measurements,” which establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Trust.  Unobservable inputs are inputs that reflect the Trust’s assumptions about the factors market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  Investments measured and reported at fair value are classified and disclosed in one of the following categories:

Level 1 –	Quoted prices are available in active markets for identical investments as of the reporting date. The types of investments included in Level 1 are listed equities.

Level 2 –
Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies.  Investments which are generally included in this category include corporate bonds and loans, less liquid and restricted equity securities.

Level 3 –
Pricing inputs are unobservable for the investment and include situations where there is little, if any, market activity for the investment.  The inputs into the determination of fair value require significant management judgment or estimation.  Investments in this category include investments in private companies.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy.  In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.  The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2010
(expressed in U.S. dollars)

NOTE F (continued)

The Trust employs various methods within the market approach, income approach and/or cost approach and has also considered whether there were observable inputs.  Certain discounts and other judgment factors were applied to arrive at the investments’ fair value.  The Trust’s private investments are valued utilizing unobservable pricing inputs.  The Trust’s determination of fair value is based upon the best information available for a given circumstance and may incorporate assumptions that are management’s best estimates after consideration of a variety of internal and external factors.  The valuation methodology applied for each is determined based on the nature of the investment.  For private equity investments a market multiples approach that considers a specified financial measure (such as EBITDA or net tangible book value) and recent public market and private transactions and other available measures for valuing comparable companies may be used.  A discounted cash flow approach may be used where significant assumptions and judgments are incorporated, including estimates of assumed growth rates, terminal values, discount rates, capital structure and other factors.  For private debt investments, the valuation method considers comparable market yields for such instruments and recovery assumptions.  The Trust may utilize observable pricing inputs and assumptions in determining the fair value of our private investments.  Observable and unobservable pricing inputs and assumptions may differ by investment and in the application of the valuation methodologies.  The reported fair value estimates could vary materially if different unobservable pricing inputs and other assumptions were used.

At December 31, 2010, all investments held by each Series are Level 3 investments.

At December 31, 2010, Series G held an investment in an investment fund whose objective is to achieve capital appreciation with respect to its stake in a Chinese listed company.  The investment fund held by Series G ended its investment period in May 2009.  Series H held an investment in an investment fund whose objective is to achieve capital appreciation with respect to its stakes in Japanese listed companies.  Series G and H investment interests are not redeemable and distributions will be received as the underlying assets held are sold over a period which is not determinable.  There are no unfunded capital commitments with respect to these investments.  The fair values for the investments held by Series G and Series H have been estimated using the net asset value of such interests as reported by the respective investment fund.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2010
(expressed in U.S. dollars)

The changes in investments at fair value for which the Trust used Level 3 inputs to determine fair value are as follows for the year ended December 31, 2010:

	Series A	Series B	Series C	Series D	Series E	Series F	Series G	Series H	Series I	Total
Balance, January 1, 2010	$11,292,123	$65,027,900	$21,784,959	$33,017,050	$54,544,379	$—	$26,701,784	$22,351,557	$50,702	$234,770,454
Realized gain (loss) from investments and foreign currency translation	164,569	—	—	—	835,431	—	—	—	—	1,000,000
Change in unrealized gain (loss) from investments and foreign currency translation	—	(8,785,645)	—	5,075,911	—	—	(649,051)	(5,673,614)	19,442	(10,012,957)
Distributed Assets	(12,198,192)	—	—	—	(61,922,477)	—	—	—	—	(74,120,669)
Purchases	1,728,732	—	981,602	—	11,555,285	—	—	—	—	14,265,619
Sales	(987,232)	—	(22,766,561)	—	(5,012,618)	—	—	(8,625,400)	—	(37,391,811)
Balance, December 31, 2010	$—	$56,242,255	$—	$38,092,961	$—	$—	$26,052,733	$8,052,543	$70,144	$128,510,636

The net change in unrealized gain (loss) from investments held at December 31, 2010, was $10,012,957 and is included in the change in unrealized gain (loss) from investments and foreign currency translation in the statement of operations.

NOTE G - RISK MANAGEMENT

The Trust is exposed to a variety of risks, including but not limited to, market risk, concentration and credit risk and liquidity risk. Due to the nature of the Trust and its purpose, its ability to manage these risks is limited to its ability to manage, to the extent possible, the investments it holds until they may be sold.  All cash as of December 31, 2010 is held as such that it is not subject to federal deposit insurance.

NOTE H - SUBSEQUENT EVENTS

The Trust has evaluated events and transactions that have occurred since December 31, 2010 through May 10, 2011, the date the financial statements were available for issuance and has determined the following subsequent events:

On March 22, 2011, $9,500,000 was distributed pro rata to the Series H beneficiaries.

FINANCIAL STATEMENTS AND
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

STEEL PARTNERS II LIQUIDATING SERIES TRUST

December 31, 2011

C O N T E N T S

Report of Independent Certified Public Accountants

Financial Statements

Statement of Net Assets

Condensed Schedule of Investments

Statement of Operations

Statement of Changes in Net Assets

Statement of Cash Flows

Notes to Financial Statements

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Trustees and the Beneficiaries of
Steel Partners II Liquidating Series Trust

We have audited the accompanying statement of net assets of Steel Partners II Liquidating Series Trust (the “Trust”), including the condensed schedule of investments, as of December 31, 2011, and the related statements of operations, changes in net assets and cash flows for the year then ended.  These financial statements are the responsibility of the Trust’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Steel Partners II Liquidating Series Trust as of December 31, 2011, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

New York, New York
March 5, 2012

Steel Partners II Liquidating Series Trust
Statement of Net Assets
December 31, 2011
(expressed in U.S. dollars)

ASSETS
	Series A	Series B	Series C	Series D	Series E	Series G	Series H	Series I	Total
Investments, at fair value (cost $150,530,987)	$—	$36,284,258	$—	$25,734,479	$—	$21,440,845	$7,671,858	$903,616	$92,035,056
Cash and cash equivalents	—	1,148,754	—	1,144,286	—	360,797	290,568	2,323,015	5,267,420
Restricted cash	—	81,231	—	54,789	—	31,612	28,810	3,558	200,000
Total assets	$—	$37,514,243	$—	$26,933,554	$—	$21,833,254	$7,991,236	$3,230,189	$97,502,476
LIABILITIES AND NET ASSETS
Total net assets	$—	$37,514,243	$—	$26,933,554	$—	$21,833,254	$7,991,236	$3,230,189	$97,502,476

The accompanying notes are an integral part of this statement.

Steel Partners II Liquidating Series Trust
Condensed Schedule of Investments
December 31, 2011
(expressed in U.S. dollars)

				Percentage
Principal/			Fair	of Series
Shares	Series	Cost	Value	Net Assets
	Series B
	Common Stock - Insurance, Europe
377,818	Barbican Group Holdings Limited	$62,038	$—	—%
	Total	62,038	—	—
	Preferred Stock - Insurance, Europe
36,795,718	Barbican Group Holdings Limited	66,066,556	36,284,258	96.7
	Total	66,066,556	36,284,258	96.7
	Total investments, at fair value	$66,128,594	$36,284,258	96.7%
	Series D
	Common Stock - Restaurants, United States
72,236	F&H Acq Corp	$47,269,354	$25,734,479	95.6%
	Total	47,269,354	25,734,479	95.6
	Total investments, at fair value	$47,269,354	$25,734,479	95.6%
	Series G
	Limited Partnership - Asia
	Steel Partners China Access I LP
	(which holds an investment in the Heng
	Feng Paper Company of 13,096,104 shares)	$21,009,240	$21,440,845	98.2%
	Total	21,009,240	21,440,845	98.2
	Total investments, at fair value	$21,009,240	$21,440,845	98.2%
	Series H
	Limited Partnership - Asia
	Steel Partners Japan Strategic Fund, L.P.
	(which holds an investment in Aderans
	Co Ltd of 501,975 shares)	$14,373,745	$7,671,858	96.0%
	Total	14,373,745	7,671,858	96.0
	Total investments, at fair value	$14,373,745	$7,671,858	96.0%

The accompanying notes are an integral part of this statement.

Steel Partners II Liquidating Series Trust
Condensed Schedule of Investments (continued)
December 31, 2011
(expressed in U.S. dollars)

				Percentage
Principal/			Fair	of Series
Shares	Series	Cost	Value	Net Assets
	Series I
	Debt - United States
1,284,697	California Waste Services LLC - Promissory Note B	$872,277	$484,845	15.0%
1,253,008	California Waste Services LLC - Promissory Note C	853,912	416,750	12.9
	Other	23,865	2,021	0.1
	Total	1,750,054	903,616	28.0
	Total investments, at fair value	$1,750,054	$903,616	28.0%
	All Series
	Total investments, at fair value	$150,530,987	$92,035,056

The accompanying notes are an integral part of this statement.

Steel Partners II Liquidating Series Trust
Statement of Operations
Year ended December 31, 2011
(expressed in U.S. dollars)

	Series A	Series B	Series C	Series D	Series E	Series G	Series H	Series I	Total
Net realized and unrealized gain (loss) from investment transactions
Realized gain from investments and foreign currency translation	$—	$—	$—	$—	$—	$—	$—	$689,690	$689,690
Change in unrealized gain (loss) from investments and foreign currency translation	—	(19,957,997)	—	(12,358,482)	—	(4,611,888)	(380,685)	833,472	(36,475,580)
Realized gain (loss) - other	—	—	—	—	—	—	—	—	—
Total net realized and unrealized gain (loss) from investment transactions and foreign currency translation	—	(19,957,997)	—	(12,358,482)	—	(4,611,888)	(380,685)	1,523,162	(35,785,890)
Investment income
Interest	—	114	—	115	—	36	38	213	516
Total investment income	—	114	—	115	—	36	38	213	516
Expenses
Professional fees	—	36,270	—	62,017	—	21,010	16,794	37,552	173,643
Total expenses	—	36,270	—	62,017	—	21,010	16,794	37,552	173,643
Net investment loss	—	(36,156)	—	(61,902)	—	(20,974)	(16,756)	(37,339)	(173,127)
Net income (loss)	$—	$(19,994,153)	$—	$(12,420,384)	$—	$(4,632,862)	$(397,441)	$1,485,823	$(35,959,017)

The accompanying notes are an integral part of this statement.

eel Partners II Liquidating Series Trust
Statement of Changes in Net Assets
Year ended December 31, 2011
(expressed in U.S. dollars)

	Series A	Series B	Series C	Series D	Series E	Series G	Series H	Series I	Total
Increase (decrease) in net assets from operations
Realized gain from investments and foreign currency translation	$—	$—	$—	$—	$—	$—	$—	$689,690	$689,690
Change in unrealized gain (loss) from investments and foreign currency translation	—	(19,957,997)	—	(12,358,482)	—	(4,611,888)	(380,685)	833,472	(36,475,580)
Net investment income loss	—	(36,156)	—	(61,902)	—	(20,974)	(16,756)	(37,339)	(173,127)
Net increase (decrease) in net assets from operations	—	(19,994,153)	—	(12,420,384)	—	(4,632,862)	(397,441)	1,485,823	(35,959,017)
Decrease in net assets from capital transactions
Distributions	—	—	—	—	—	—	(9,500,000)	—	(9,500,000)
Net decrease in net assets from capital transactions	—	—	—	—	—	—	(9,500,000)	—	(9,500,000)
Net increase (decrease) in net assets	—	(19,994,153)	—	(12,420,384)	—	(4,632,862)	(9,897,441)	1,485,823	(45,459,017)
Net assets at the beginning of year	—	57,508,396	—	39,353,938	—	26,466,116	17,888,677	1,744,366	142,961,493
Net assets at the end of year	$—	$37,514,243	$—	$26,933,554	$—	$21,833,254	$7,991,236	$3,230,189	$97,502,476

The accompanying notes are an integral part of this statement.

Steel Partners II Liquidating Series Trust
Statement of Cash Flows
Year ended December 31, 2011
(expressed in U.S. dollars)

	Series A	Series B	Series C	Series D	Series E	Series G	Series H	Series I	Total
Cash flows from operating activities
Net income (loss) from operations	$—	$(19,994,153)	$—	$(12,420,384)	$—	$(4,632,862)	$(397,441)	$1,485,823	$(35,959,017)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Change in unrealized gain (loss) from investment and foreign currency transactions	—	19,957,997	—	12,358,482	—	4,611,888	380,685	(833,472)	36,475,580
Changes in assets and liabilities
Decrease in operating liabilities
Accrued expenses & other liabilities	(9,335)	—	(30,143)	—	(36,006)	—	—	—	(75,484)
Net cash provided by (used in) operating activities	(9,335)	(36,156)	(30,143)	(61,902)	(36,006)	(20,974)	(16,756)	652,351	441,079
Cash flows from financing activities
Capital distributions	—	—	—	—	—	—	(9,500,000)	—	(9,500,000)
Net cash used in financing activities	—	—	—	—	—	—	(9,500,000)	—	(9,500,000)
Net change in cash and cash equivalents	(9,335)	(36,156)	(30,143)	(61,902)	(36,006)	(20,974)	(9,516,756)	652,351	(9,058,921)
Cash and Cash Equivalents, December 31, 2010	9,335	1,184,910	30,143	1,206,188	36,006	381,771	9,807,324	1,670,664	14,326,341
Cash and Cash Equivalents, December 31, 2011	$—	$1,148,754	$—	$1,144,286	$—	$360,797	$290,568	$2,323,015	$5,267,420

The accompanying notes are an integral part of this statement.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements
December 31, 2011
(expressed in U.S. dollars)

NOTE A - ORGANIZATION

Steel Partners II Liquidating Series Trust (the “Trust”), a Delaware statutory trust, was formed and commenced operations on July 15, 2009.  The purpose of the Trust is to effect the orderly liquidation of certain assets previously held by Steel Partners II, L.P. (“SPII”) in connection with the withdrawal of the limited partners of Steel Partners II (Onshore) L.P. (the “Onshore Fund”).

The Trust is divided into Series A through I (each a “Series”).  Each Series is separate and distinct with respect to its assets, liabilities and net assets.  Each individual Series has no liability or claim with respect to the liabilities or assets, respectively, of the other Series.  Each Series shares in the costs, assets and liabilities, if any, that are not specifically attributable to a particular Series.

Steel Partners II GP LLC is the liquidating trustee (the “Liquidating Trustee”).  CSC Trust Company of Delaware (“CSC”) is the Delaware trustee whose responsibilities are generally limited to providing certain services in connection with the administration of the Trust including custody of cash and cash equivalents.  Until December 31, 2011 Steel Partners LLC (“SPLLC”) was the investment manager of the Trust (the “Investment Manager”).  Effective December 31, 2011 SP General Services LLC (“SPGS”) an affiliate of SPLLC became the investment manager. The Liquidating Trustee and SPGS are under common control. The Liquidating Trustee and SPLLC were under common control until December 31, 2011.

On July 15, 2009, SPII contributed $243,832,751 of non-cash assets and $39,235,001 of cash to the Trust and became the initial beneficiary of each Series.  In connection with the full withdrawal of the limited partners of the Onshore Fund on July 15, 2009, 56.25% of the beneficial interests of each Series were transferred to certain of the withdrawing limited partners, and SPII retained 43.75% of the beneficial interests of each Series.  SPII held certain assets of the Trust for the benefit of the Trust as its nominee until such assets could be assigned to the Trust.  As of December 31, 2009, SPII held no assets on behalf of the Trust.  The Investment Manager serves as the manager of SPII and its parent, Steel Partners Holdings L.P. (“SPH”).  SPII is a wholly owned subsidiary of SPH.

In December 2009 Series F was terminated.  In February 2010 Series C was terminated.  In December 2010 Series A and E were terminated.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  On June 3, 2009, the Financial Accounting Standards Board (“FASB”) approved the FASB Accounting Standards Codification (“ASC”) to provide a consistent reference for all authoritative nongovernmental US GAAP.  The Codification is effective for interim and annual periods ending after September 15, 2009.  The Codification replaces the historical standards-based referencing with a topic-based model organized by ASC number.  Subsequent authoritative US GAAP will be communicated via a new FASB document called an “Accounting Standards Update” (“ASU”).  The Trust is using the Accounting Standards

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2011
(expressed in U.S. dollars)

NOTE B (continued)

Codification for all footnote disclosures included herein and where appropriate has indicated the FASB references that were applicable prior to the ASC.

The following are the significant accounting policies adopted by the Trust:

Cash and Cash Equivalents and Restricted Cash

All cash and cash equivalents are maintained by CSC in money-market funds held with an internationally recognized institutional fund.  Restricted cash collateralizes certain indemnification undertakings of the Trust to CSC and is also maintained in the same money-market funds.

Use of Estimates

The preparation of financial statements in accordance with US GAAP requires the Trust management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from the estimates and differences may be material.

Investments and Income

Transactions and related revenues and expenses are recorded on a trade-date basis.  Interest and dividend income are accrued as earned.

Taxation

The Trust is treated as a grantor trust for all federal, state and local tax purposes.  Accordingly, no provision for income taxes has been made since all items of gain, loss, income and expense are allocable to the beneficiaries for inclusion in their respective income tax returns.

In accordance with the FASB’s rules on Accounting for Uncertainty in Income Taxes, a tax position can be recognized in the financial statements only when it is more likely than not that the position will be sustained upon examination by the relevant taxing authority based on the technical merits of the position.  A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized upon settlement.  A liability is established for differences between positions taken in tax returns and amounts recognized in the financial statements.

As of December 31, 2011, the Trust has recorded no liability for net unrecognized tax benefits relating to uncertain income tax positions.  The Trust is not aware of any tax positions for which it is reasonably possible that the total amounts of the unrecognized tax benefits will significantly change in the next twelve months.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2011
(expressed in U.S. dollars)

NOTE B (continued)

The Trust files grantor trust tax returns for federal and state purposes.  The statute of limitation remains open to examine the Trust’s tax returns filed for the short tax period ended December 31, 2009 through the year ended December 31, 2011.  To date, no examinations are in progress.

Foreign Currency Translation

Assets and liabilities denominated in foreign currencies are translated into United States dollars at the exchange rates prevailing at the reporting date.  Foreign currency transactions are translated at the rate in effect at the date of the transaction.  Realized foreign exchange gains and losses arising from the sale of foreign currency investments (if any) are recorded within realized gain (loss) from investments and foreign currency translation included in the statement of operations.  Unrealized foreign exchange gains and losses arising from changes in the value of investments relating to changes in exchange rates are included within change in unrealized gain (loss) from investments and foreign currency translation in the statement of operations.  Realized gains (losses) in foreign currency transactions from the translation of assets and liabilities other than investments are included within realized gain (loss) - other in the statement of operations.

NOTE C - RECENT ACCOUNTING PRONOUNCEMENTS

In May 2011, the FASB issued guidance related to fair value measurements.  This guidance changes the wording used to describe many of the requirements in GAAP for measuring fair value and for disclosing information about fair value measurements.  For many of the requirements, the guidance does not result in a change in the application of the current fair value measurement and disclosure requirements.  Some of the amendments clarify the FASB’s intent about the application of existing fair value measurement requirements.  Other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements.  This guidance will be effective for interim and annual reporting periods beginning after December 15, 2011.  The adoption of this guidance is not expected to have a material impact on the Trust’s net assets or results of operations.

NOTE D - ALLOCATION OF NET INCOME OR LOSS

The net income or loss for each Series is allocated among the beneficiaries in proportion to their respective beneficial interests.

NOTE E - RELATED PARTY TRANSACTIONS

The Liquidating Trustee and the Investment Manager receive no compensation with respect to the services each provides to the Trust.  The Liquidating Trustee and the Investment Manager are reimbursed for any expenses incurred by or paid on behalf of the Trust and are reimbursed for all costs and expenses they incur in connection with the services they provide to the Trust.  The total for expenses

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2011
(expressed in U.S. dollars)

NOTE E (continued)

paid by the Investment Manager on behalf of the Trust is $204,982 for the year ended December 31, 2011.

The investment held by Series G is an investment in Steel Partners China Access I L.P., a limited partnership which is co-managed by certain affiliates of the Investment Manager.  During the year ended December 31, 2011, Series G recorded an unrealized loss of $4,611,888 on its investment and is included within change in unrealized gain (loss) from investments and foreign currency translation in the statement of operations. The investment held by Series H is an investment in Steel Partners Japan Strategic Fund, L.P. (“SPJ”), a limited partnership which is co-managed by certain affiliates of the Investment Manager.  During the year ended December 31, 2011, Series H recorded an unrealized loss of $380,685 on its investment and is included within change in unrealized gain (loss) from investments and foreign currency translation in the statement of operations.  On March 22, 2011, $9,500,000 was distributed pro rata to the Series H beneficiaries.  Officers of the Investment Manager and employees of its affiliates hold executive level positions and/or board memberships in certain of the Trust’s investments.

NOTE F - INVESTMENTS AT FAIR VALUE

The Trust complies with ASC 820 (formerly SFAS No. 157) “Fair Value Measurements,” which establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Trust.  Unobservable inputs are inputs that reflect the Trust’s assumptions about the factors market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  Investments measured and reported at fair value are classified and disclosed in one of the following categories:

Level 1 –	Quoted prices are available in active markets for identical investments as of the reporting date. The types of investments included in Level 1 are listed equities.

Level 2 –
Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies.  Investments which are generally included in this category include corporate bonds and loans, less liquid and restricted equity securities.

Level 3 –
Pricing inputs are unobservable for the investment and include situations where there is little, if any, market activity for the investment.  The inputs into the determination of fair value require significant management judgment or estimation.  Investments in this category include investments in private companies.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2011
(expressed in U.S. dollars)

NOTE F (continued)

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy.  In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.  The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

The Trust employs various methods within the market approach, income approach and/or cost approach and has also considered whether there were observable inputs.  Certain discounts and other judgment factors were applied to arrive at the investments’ fair value.  The Trust’s private investments are valued utilizing unobservable pricing inputs.  The Trust’s determination of fair value is based upon the best information available for a given circumstance and may incorporate assumptions that are management’s best estimates after consideration of a variety of internal and external factors.  The valuation methodology applied for each is determined based on the nature of the investment.  For private equity investments a market multiples approach that considers a specified financial measure (such as EBITDA or net tangible book value) and recent public market and private transactions and other available measures for valuing comparable companies may be used.  A discounted cash flow approach may be used where significant assumptions and judgments are incorporated, including estimates of assumed growth rates, terminal values, discount rates, capital structure and other factors.  For private debt investments, the valuation method considers comparable market yields for such instruments and recovery assumptions.  The Trust may utilize observable pricing inputs and assumptions in determining the fair value of our private investments.  Observable and unobservable pricing inputs and assumptions may differ by investment and in the application of the valuation methodologies.  The reported fair value estimates could vary materially if different unobservable pricing inputs and other assumptions were used.

At December 31, 2011, all investments held by each Series are Level 3 investments.

At December 31, 2011, Series G held an investment in an investment fund whose objective is to achieve capital appreciation with respect to its stake in a Chinese listed company.  The investment fund held by Series G ended its investment period in May 2009.  Series H held an investment in an investment fund whose objective is to achieve capital appreciation with respect to its stakes in Japanese listed companies.  Series G and H investment interests are not redeemable and distributions will be received as the underlying assets held are sold over a period which is not determinable.  There are no unfunded capital commitments with respect to these investments.  The fair values for the investments held by Series G and Series H have been estimated using the net asset value of such interests as reported by the respective investment fund.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2011
(expressed in U.S. dollars)

The changes in investments at fair value for which the Trust used Level 3 inputs to determine fair value are as follows for the year ended December 31, 2011:

	Series A	Series B	Series C	Series D	Series E	Series G	Series H	Series I	Total
Balance, January 1, 2011	$—	$56,242,255	$—	$38,092,961	$—	$26,052,733	$8,052,543	$70,144	$128,510,636
Change in unrealized gain (loss) from investments and foreign currency translation	—	(19,957,997)	—	(12,358,482)	—	(4,611,888)	(380,685)	833,472	(36,475,580)
Realized gain from investments and foregin currency translation	—	—	—	—	—	—	—	689,690	689,690
Purchases	—	—	—	—	—	—	—	—	—
Sales	—	—	—	—	—	—	—	(689,690)	(689,690)
Balance, December 31, 2011	$—	$36,284,258	$—	$25,734,479	$—	$21,440,845	$7,671,858	$903,616	$92,035,056
Changes in unrealized gain (loss) from investments held at December 31, 12011	—	(19,957,997)	—	(12,358,482)	—	(4,611,888)	(380,685)	882,649	(36,426,403)

The net change in unrealized gain (loss) from investments still held at December 31, 2011, was $36,426,403 and is included in the change in unrealized gain (loss) from investments and foreign currency translation in the statement of operations.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2011
(expressed in U.S. dollars)
NOTE G - RISK MANAGEMENT

The Trust is exposed to a variety of risks, including but not limited to, market risk, concentration and credit risk and liquidity risk.  Due to the nature of the Trust and its purpose, its ability to manage these risks is limited to its ability to manage, to the extent possible, the investments it holds until they may be sold.  All cash as of December 31, 2011 is held such that it is not subject to federal deposit insurance.

NOTE H - SUBSEQUENT EVENTS

The Trust has evaluated events and transactions that have occurred since December 31, 2011 through March 5, 2012, the date the financial statements were available for issuance and has determined there are no subsequent events, that would require disclosure.

FINANCIAL STATEMENTS AND
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

STEEL PARTNERS II LIQUIDATING SERIES TRUST

December 31, 2012

C O N T E N T S

Report of Independent Certified Public Accountants

Financial Statements

Statement of Net Assets
Condensed Schedule of Investments
Statement of Operations
Statement of Changes in Net Assets
Statement of Cash Flows
Notes to Financial Statements

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Trustees and the Beneficiaries of
Steel Partners II Liquidating Series Trust

We have audited the accompanying financial statements of Steel Partners II Liquidating Series Trust (the “Trust”), which comprise the statement of net assets, including the condensed schedule of investments as of December 31, 2012, and the related statements of operations, changes in net assets, and cash flows for the years then ended, and the related notes to the financial statements.

Management's responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor's responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Steel Partners II Liquidating Series Trust as of December 31, 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

New York, New York
March 14, 2013

Steel Partners II Liquidating Series Trust
Statement of Net Assets
December 31, 2012 (expressed in U.S. dollars)

ASSETS

	Series B	Series D	Series G	Series H	Series I	Total

Investments, at fair value (cost $75,240,871)	—	$69,574	$13,887,367	$8,605,553	$125,123	$22,687,617
Cash and cash equivalents	37,290	1,113,344	244,585	258,144	1,696,708	3,350,071
Restricted cash	—	57,993	85,292	47,351	9,364	200,000
Total assets	$37,290	$1,240,911	$14,217,244	$8,911,048	$1,831,195	$26,237,688

LIABILITIES AND NET ASSETS

Accrued expenses & other liabilites	$37,290	—	—	—	—	$37,290
Total liabilites	37,290	—	—	—	—	37,290
Total net assets	—	$1,240,911	$14,217,244	$8,911,048	$1,831,195	$26,200,398

The accompanying notes are an integral part of this statement.

Steel Partners II Liquidating Series Trust
Condensed Schedule of Investments
December 31, 2012
(expressed in U.S. dollars)

				Percentage
Principal/			Fair	of Series
Shares	Series	Cost	Value	Net Assets

	Series D

	Common Stock - Restaurants, United States
722	F&H Acq Corp	$47,269,354	$69,574	5.6%
	Total	47,269,354	69,574	5.6

	Total investments, at fair value	$47,269,354	$69,574	5.6%

	Series G

	Limited Partnership - Asia
	Steel Partners China Access I LP
	(which holds an investment in the Heng
	Feng Paper Company of 12,429,573 shares)	$11,847,718	$13,887,367	97.7%
	Total	11,847,718	13,887,367	97.7

	Total investments, at fair value	$11,847,718	$13,887,367	97.7%

	Series H

	Limited Partnership - Asia
	Steel Partners Japan Strategic Fund, L.P.
	(which holds an investment in Aderans
	Co Ltd of 501,975 shares)	$14,373,745	$8,605,553	96.6%
	Total	14,373,745	8,605,553	96.6

	Total investments, at fair value	$14,373,745	$8,605,553	96.6%

The accompanying notes are an integral part of this statement.

Steel Partners II Liquidating Series Trust
Condensed Schedule of Investments (continued)
December 31, 2012
(expressed in U.S. dollars)

				Percentage
Principal/			Fair	of Series
Shares	Series	Cost	Value	Net Assets

	Series I

	Debt - United States
1,284,697	California Waste Services LLC - Promissory Note B	872,277	68,988	3.8%
1,253,008	California Waste Services LLC - Promissory Note C	853,912	56,135	3.1
	Other	23,865	—	—
	Total	1,750,054	125,123	6.8

	Total investments, at fair value	$1,750,054	$125,123	6.8%

	All Series

	Total investments, at fair value	$75,240,871	$22,687,617

The accompanying notes are an integral part of this statement.

Steel Partners II Liquidating Series Trust
Statement of Operations
Year ended December 31, 2012
(expressed in U.S. dollars)

	Series B	Series D	Series G	Series H	Series I	Total

Net realized and unrealized gain (loss)
from investment transactions
Realized loss from investments and foreign currency translation	$(24,365,708)	—	—	—	—	$(24,365,708)
Change in unrealized gain (loss)
from investments and foreign
currency translation	29,844,337	(25,664,905)	1,608,044	933,695	(778,493)	5,942,678

Total net realized and unrealized
gain (loss) from investment transactions
and foreign currency translation	5,478,629	(25,664,905)	1,608,044	933,695	(778,493)	(18,423,030)

Investment income
Interest	454	180	97	44	323	1,098

Total investment income	454	180	97	44	323	1,098

Expenses
Professional fees	73,023	27,918	24,151	13,927	20,824	159,843

Total expenses	73,023	27,918	24,151	13,927	20,824	159,843

Net investment loss	(72,569)	(27,738)	(24,054)	(13,883)	(20,501)	(158,745)

Net income (loss)	$5,406,060	$(25,692,643)	$1,583,990	$919,812	$(798,994)	$(18,581,775)

The accompanying notes are an integral part of this statement.

Steel Partners II Liquidating Series Trust
Statement of Changes in Net Assets
Year ended December 31, 2012
(expressed in U.S. dollars)

	Series B	Series D	Series G	Series H	Series I	Total

Increase (decrease) in net assets
from operations

Realized loss from investments and foreign currency translation	$(24,365,708)	—	—	—	—	$(24,365,708)
Change in realized and unrealized gain (loss)						—
from investments and						—
foreign currency translation	29,844,337	(25,664,905)	1,608,044	933,695	(778,493)	5,942,678

Net investment income loss	(72,569)	(27,738)	(24,054)	(13,883)	(20,501)	(158,745)

Net increase (decrease) in
net assets from operations	5,406,060	(25,692,643)	1,583,990	919,812	(798,994)	(18,581,775)

Decrease in net assets from
capital transactions

Distributions	(42,920,303)	—	(9,200,000)	—	(600,000)	(52,720,303)

Net decrease in net assets
from capital transactions	(42,920,303)	—	(9,200,000)	—	(600,000)	(52,720,303)

Net increase (decrease) in net assets	(37,514,243)	(25,692,643)	(7,616,010)	919,812	(1,398,994)	(71,302,078)

Net assets at the beginning of year	37,514,243	26,933,554	21,833,254	7,991,236	3,230,189	97,502,476

Net assets at the end of year	$—	$1,240,911	$14,217,244	$8,911,048	$1,831,195	$26,200,398

The accompanying notes are an integral part of this statement.

Steel Partners II Liquidating Series Trust
Statement of Cash Flows
Year ended December 31, 2012
(expressed in U.S. dollars)

	Series B	Series D	Series G	Series H	Series I	Total
Cash flows from operating activities
Net income (loss) from operations	$5,406,060	$(25,692,643)	$1,583,990	$919,812	$(798,994)	$(18,581,775)
Adjustments to reconcile net income(loss) to net cash provided by (used in) operating activities:
Change in net unrealized gain (loss) from investment and foreign currency transactions	(5,478,629)	25,664,905	(1,608,044)	(933,695)	778,493	18,423,030
Proceeds, ditribution from investment	41,762,887	—	9,161,522	—	—	50,924,409
Changes in assets and liabilities
Change in restricted cash	81,231	(3,204)	(53,680)	(18,541)	(5,806)	—
Increase in operating liabilities
Accrued expenses & other liabilities	37,290	—	—	—	—	37,290
Net cash provided by (used in) operating activities	41,808,839	(30,942)	9,083,788	(32,424)	(26,307)	50,802,954
Cash flows from financing activities
Capital distributions	(42,920,303)	—	(9,200,000)	—	(600,000)	(52,720,303)

Net cash used in financing activities	(42,920,303)	—	(9,200,000)	—	(600,000)	(52,720,303)
Net change in cash and cash equivalents	(1,111,464)	(30,942)	(116,212)	(32,424)	(626,307)	(1,917,349)
Cash and Cash Equivalents, December 31, 2011	1,148,754	1,144,286	360,797	290,568	2,323,015	5,267,420
Cash and Cash Equivalents, December 31, 2012	$37,290	$1,113,344	$244,585	$258,144	$1,696,708	$3,350,071

The accompanying notes are an integral part of this statement.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements
December 31, 2012
(expressed in U.S. dollars)

NOTE A - ORGANIZATION

Steel Partners II Liquidating Series Trust (the “Trust”), a Delaware statutory trust, was formed and commenced operations on July 15, 2009. The purpose of the Trust is to effect the orderly liquidation of certain assets previously held by Steel Partners II, L.P. (“SPII”) in connection with the withdrawal of the limited partners of Steel Partners II (Onshore) L.P. (the “Onshore Fund”).
The Trust is divided into Series A through I (each a “Series”). Each Series is separate and distinct with respect to its assets, liabilities and net assets. Each individual Series has no liability or claim with respect to the liabilities or assets, respectively, of the other Series. Each Series shares in the costs, assets and liabilities, if any, that are not specifically attributable to a particular Series.
Steel Partners II GP LLC is the liquidating trustee (the “Liquidating Trustee”). CSC Trust Company of Delaware (“CSC”) is the Delaware trustee whose responsibilities are generally limited to providing certain services in connection with the administration of the Trust including custody of cash and cash equivalents. Until December 31, 2011 Steel Partners LLC (“SPLLC”) was the investment manager of the Trust (the “Investment Manager”). Effective December 31, 2011 SP General Services LLC (“SPGS”) an affiliate of SPLLC became the investment manager. The Liquidating Trustee and SPGS are under common control. The Liquidating Trustee and SPLLC were under common control until December 31, 2011.
On July 15, 2009, SPII contributed $243,832,751 of non-cash assets and $39,235,001 of cash to the Trust and became the initial beneficiary of each Series. In connection with the full withdrawal of the limited partners of the Onshore Fund on July 15, 2009, 56.25% of the beneficial interests of each Series were transferred to certain of the withdrawing limited partners, and SPII retained 43.75% of the beneficial interests of each Series. SPII held certain assets of the Trust for the benefit of the Trust as its nominee until such assets could be assigned to the Trust. As of December 31, 2009, SPII held no assets on behalf of the Trust. The Investment Manager serves as the manager of SPII and its parent, Steel Partners Holdings L.P. (“SPH”). SPII is a wholly owned subsidiary of SPH.
Pursuant to the Declaration of Trust, the term of the Trust was for a three year period from July 15, 2009. If the Trust property (as defined in the Declaration of Trust) has not been fully distributed to its beneficiaries, then the Liquidating Trustee may elect for the expiration of the three year anniversary not to be an event of dissolution and remain in existence for up to two successive one year periods, or such longer period as may be reasonably necessary to liquidate and distribute the assets in-kind. The Liquidating Trustee has elected for the Trust to remain in existence through July 15, 2014.
In December 2009 Series F was terminated. In February 2010 Series C was terminated. In December 2010 Series A and E were terminated.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2012
(expressed in U.S. dollars)

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The following are the significant accounting policies adopted by the Trust:
Cash and Cash Equivalents and Restricted Cash
All cash and cash equivalents are maintained by CSC in money-market funds held with an internationally recognized institutional fund. Restricted cash collateralizes certain indemnification undertakings of the Trust to CSC and is also maintained in the same money-market funds.
Use of Estimates
The preparation of financial statements in accordance with US GAAP requires the Trust management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from the estimates and differences may be material.
Investments and Income
Transactions and related revenues and expenses are recorded on a trade-date basis. Interest and dividend income are accrued as earned.
Taxation
The Trust is treated as a grantor trust for all federal, state and local tax purposes. Accordingly, no provision for income taxes has been made since all items of gain, loss, income and expense are allocable to the beneficiaries for inclusion in their respective income tax returns.
In accordance with the FASB's rules on Accounting for Uncertainty in Income Taxes, a tax position can be recognized in the financial statements only when it is more likely than not that the position will be sustained upon examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized upon settlement. A liability is established for differences between positions taken in tax returns and amounts recognized in the financial statements.
As of December 31, 2012, the Trust has recorded no liability for net unrecognized tax benefits relating to uncertain income tax positions. The Trust is not aware of any tax positions for which it is reasonably possible that the total amounts of the unrecognized tax benefits will significantly change in the next twelve months.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2012
(expressed in U.S. dollars)

NOTE B (continued)

The Trust files grantor trust tax returns for federal and state purposes. The statute of limitation remains open to examine the Trust's tax returns filed for the tax period ended December 31, 2010 through the year ended December 31, 2012. To date, no examinations are in progress.
Foreign Currency Translation
Assets and liabilities denominated in foreign currencies are translated into United States dollars at the exchange rates prevailing at the reporting date. Foreign currency transactions are translated at the rate in effect at the date of the transaction. Realized foreign exchange gains and losses arising from the sale of foreign currency investments (if any) are recorded within realized gain (loss) from investments and foreign currency translation included in the statement of operations. Unrealized foreign exchange gains and losses arising from changes in the value of investments relating to changes in exchange rates are included within change in unrealized gain (loss) from investments and foreign currency translation in the statement of operations. Realized gains (losses) in foreign currency transactions from the translation of assets and liabilities other than investments are included within realized gain (loss) - in the statement of operations.
NOTE C - RECENT ACCOUNTING PRONOUNCEMENTS

In May 2011, the FASB issued guidance related to fair value measurements. This guidance changes the wording used to describe many of the requirements in GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the guidance does not result in a change in the application of the current fair value measurement and disclosure requirements. Some of the amendments clarify the FASB's intent about the application of existing fair value measurement requirements. Other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The guidance, which was effective for the Trust on January 1, 2012, did not have a material impact on the Trust's financial statements and has been incorporated into the financial statement disclosure.
NOTE D - ALLOCATION OF NET INCOME OR LOSS

The net income or loss for each Series is allocated among the beneficiaries in proportion to their respective beneficial interests.
NOTE E - RELATED PARTY TRANSACTIONS

The Liquidating Trustee and the Investment Manager receive no compensation with respect to the services each provides to the Trust. The Liquidating Trustee and the Investment Manager are reimbursed for any expenses incurred by or paid on behalf of the Trust and are reimbursed for all costs and expenses they incur in connection with the services they provide to the Trust. The total for expenses

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2012
(expressed in U.S. dollars)

NOTE E (continued)
paid by the Investment Manager on behalf of the Trust is $82,429 for the year ended December 31, 2012.
The investment held by Series G is an investment in Steel Partners China Access I L.P., a limited partnership which is co-managed by certain affiliates of the Investment Manager. During the year ended December 31, 2012, Series G recorded an unrealized gain of $1,608,044 on its investment and is included within change in unrealized gain (loss) from investments and foreign currency translation in the statement of operations. The investment held by Series H is an investment in Steel Partners Japan Strategic Fund, L.P. (“SPJ”), a limited partnership which is co-managed by certain affiliates of the Investment Manager. During the year ended December 31, 2012, Series H recorded an unrealized gain of $933,695 on its investment and is included within change in unrealized gain (loss) from investments and foreign currency translation in the statement of operations. On July 13, 2012 $9,200,000 was distributed to Series G and $600,000 to Series I beneficiaries.
At December 31, 2011, Series D owned 72,236 shares of Fox & Hound Acquisition Corp. (“F&H”) common stock. The fair value of this interest in F&H was $25,734,479. On March 19, 2012, SPH, along with others, participated in a $25 million capital raise by F&H as a result of a rights issue. Due to the terms of its declaration of trust and lack of capital, the Trust did not participate in the capital raise. As a result the fair value of its investment in F&H was significantly diluted, as it was for all non-participating shareholders. The effect of this dilution reduced the Trusts's ownership of F&H equity from 48.7% to 0.3% and, accordingly, reduced the value of its investment in F&H.
Officers of the Investment Manager and employees of its affiliates hold executive level positions and/or board memberships in certain of the Trust's investments.
NOTE F - INVESTMENTS AT FAIR VALUE

The Trust's investments are carried at fair value pursuant to ASC 946 “Financial Services - Investments Companies.” The Trust complies with ASC 820 “Fair Value Measurements,” which establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Trust. Unobservable inputs are inputs that reflect the Trust's assumptions about the factors market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. Investments measured and reported at fair value are classified and disclosed in one of the following categories:
Level 1 -    Quoted prices are available in active markets for identical investments as of the reporting date. The types of investments included in Level 1 are listed equities.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2012
(expressed in U.S. dollars)

NOTE F (continued)

Level 2 -    Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. Investments which are generally included in this category include corporate bonds and loans, less liquid and restricted equity securities.
Level 3 -    Pricing inputs are unobservable for the investment and include situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. Investments in this category include investments in private companies.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
The Trust employs various methods within the market approach, income approach and/or cost approach and has also considered whether there were observable inputs. Certain discounts and other judgment factors were applied to arrive at the investments' fair value. The Trust's private investments are valued utilizing unobservable pricing inputs. The Trust's determination of fair value is based upon the best information available for a given circumstance and may incorporate assumptions that are management's best estimates after consideration of a variety of internal and external factors. The valuation methodology applied for each is determined based on the nature of the investment. For private equity investments a market multiples approach that considers a specified financial measure (such as EBITDA) and recent public market and private transactions and other available measures for valuing comparable companies may be used. A discounted cash flow approach may be used where significant assumptions and judgments are incorporated, including estimates of assumed growth rates, terminal values, discount rates, capital structure and other factors. For private debt investments, the valuation method considers comparable market yields for such instruments and recovery assumptions. The Trust may utilize observable pricing inputs and assumptions in determining the fair value of our private investments. Observable and unobservable pricing inputs and assumptions may differ by investment and in the application of the valuation methodologies. The reported fair value estimates could vary materially if different unobservable pricing inputs and other assumptions were used.
A fair value memo for each of the Trusts' investment is prepared by the analyst or designees which monitor each investment. Once completed they are reviewed and then approved by the valuation committee which is comprised of the CEO, President and CFO of the liquidating Trustee.
At December 31, 2012, all investments held by each Series are Level 3 investments.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2012
(expressed in U.S. dollars)

NOTE F (continued)

At December 31, 2012, Series G held an investment in an investment fund whose objective is to achieve capital appreciation with respect to its stake in a Chinese listed company. The investment fund held by Series G ended its investment period in May 2009. Series H held an investment in an investment fund whose objective is to achieve capital appreciation with respect to its stake in a Japanese listed company. Series G and H investment interests are not redeemable and distributions will be received as the underlying assets held are sold over a period which is not determinable. There are no unfunded capital commitments with respect to these investments. The fair values for the investments held by Series G and Series H have been estimated using the net asset value of such interests as reported by the respective investment fund.
At December 31, 2011, Series B had an investment in Barbican Group Holdings Limited (“Barbican”) with a fair value of $36,284,258. On October 5, 2012 an entity controlled by Carlson Capital L.P. (“Carlson”), an unrelated party, increased its stake in Barbican by acquiring the interests held by several entities, including Series B. Carlson paid $41,762,887 to Series B and as a result of this transaction, Series B recorded a net realized and unrealized gain of $5,478,629. On October 22, 2012 Series B distributed to its beneficiaries on a pro rata basis $42,920,303 of cash.
Per the Sale Purchase Agreement (“SPA”) with Carlson, in the event that any sale occurs on or prior to the first anniversary of the transaction completion date, additional proceeds will be due to Series B. The Trust believes that the likelihood of receiving any additional consideration is remote.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2012
(expressed in U.S. dollars)

The changes in investments at fair value for which the Trust used Level 3 inputs to determine fair value are as follows for the year ended December 31, 2012:

	Series B	Series D	Series G	Series H	Series I	Total

Balance, January 1, 2012	$36,284,258	$25,734,479	$21,440,845	$7,671,858	$903,616	$92,035,056

Change in unrealized gain (loss)
from investments and foreign
currency translation	29,844,337	(25,664,905)	1,608,044	933,695	(778,493)	5,942,678

Realized loss from
investments and foreign
currency translation	(24,365,708)	—	—	—	—	(24,365,708)

Purchases	—	—	—	—	—	—

Sales	(41,762,887)	—	(9,161,522)	—	—	(50,924,409)

Balance, December 31, 2012	$—	$69,574	$13,887,367	$8,605,553	$125,123	$22,687,617

Changes in unrealized gain (loss) from investments held at December 31, 2012	—	(25,664,905)	1,608,044	933,695	(778,493)	(23,901,659)

The net change in unrealized gain (loss) from investments for the year ended December 31, 2012, was $5,942,678 and is included in the change in unrealized gain (loss) from investments and foreign currency translation in the statement of operations.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2012
(expressed in U.S. dollars)

Significant Unobservable Inputs

The following table summarizes the significant unobservable inputs in the fair value measurements of our Level 3 investments by category of investment and valuation technique as of December 31, 2012:

Quantitative Information about Level 3 Fair Value Measurements

Investment	Fair Value as of December 31, 2012	Valuation Technique	Unobservable Input	Weighted Average

Series D	$69,574	Discounted cash flow	Growth rates	3%
			Market risk premium	25%
		Market multiple	EBITDA multiple	5.0x multiple
			Cost of Capital	15%

Series G	13,887,367	NAV*	n/a	n/a

Series H	8,605,553	NAV*	n/a	n/a

Series I	125,123	Market multiple	EBITDA multiple	3.0x multiple

Total investments, at fair value	$22,687,617

*The fair values for the investments held by Series G and Series H have been estimated using the net asset value of such interests as reported by the respective investment fund.

Steel Partners II Liquidating Series Trust
Notes to Financial Statements (continued)
December 31, 2012
(expressed in U.S. dollars)

NOTE G - RISK MANAGEMENT

The Trust is exposed to a variety of risks, including but not limited to, market risk, concentration and credit risk and liquidity risk. Due to the nature of the Trust and its purpose, its ability to manage these risks is limited to its ability to manage, to the extent possible, the investments it holds until they may be sold. All cash as of December 31, 2012 is held such that it is not subject to federal deposit insurance.
NOTE H - SUBSEQUENT EVENTS

The Trust has evaluated events and transactions that have occurred since December 31, 2012 through March 14, 2013, the date the financial statements were available for issuance and has determined there are no subsequent events, that would require disclosure.